UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011

OCEAN POWER TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On October 6, 2011, Ocean Power Technologies, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the following proposals:
1. To elect the six directors named in the Company’s proxy statement to serve for a one-year term expiring at the Company’s 2012 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Seymour S. Preston III	2,960,684	281,680	4,276,662
David L. Davis	3,009,816	232,548	4,276,662
Thomas J. Meaney	2,621,943	620,421	4,276,662
Bruce A. Peacock	2,883,372	358,992	4,276,662
Dr. George W. Taylor	2,686,777	555,587	4,276,662
Charles F. Dunleavy	2,686,040	556,324	4,276,662
2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain
7,459,229	47,351	12,446
3. To approve, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstentions	Broker Non-votes
2,244,607	608,626	389,131	4,276,662
4. To recommend, on a nonbinding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers. The stockholders recommended that future advisory votes should occur every year.

One Year	Two Years	Three Years	Abstentions	Broker Non-votes
2,398,007	413,226	69,352	361,779	4,276,662
In accordance with the voting results on this advisory proposal, the Board of Directors of the Company has determined that the Company will hold an advisory vote on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: October 11, 2011	By:	/s/ BRIAN M. POSNER

Brian M. Posner
Chief Financial Officer